UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

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LHC GROUP, INC.

(Exact name of registrant as specified in charter)

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Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Road South, Lafayette, LA 70508
(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LHCG	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2019, Jeffrey T. Reibel tendered his resignation as Senior Vice President and Chief Accounting Officer of LHC Group, Inc. (the “Company”). Mr. Reibel’s resignation will be effective as of July 26, 2019.

The Company has appointed Collin McQuiddy as Senior Vice President and Chief Accounting Officer of the Company, effective as of July 27, 2019. Mr. McQuiddy joined the Company on June 1, 2019.

Mr. McQuiddy, age 42, is a Certified Public Accountant and brings to the Company his years of experience in public accounting as well as healthcare industry experience, including home health provider experience and managed care payor experience. Most recently, Mr. McQuiddy served as Senior Vice President and Chief Accounting Officer for Schumacher Clinical Partners, a national clinical practice management company, and prior to that served as the Vice President of Finance of Louisiana Healthcare Connections, a subsidiary of Centene Corporation, a national operator of government-sponsored healthcare programs. Prior to his work with Louisiana Healthcare Connections, Mr. McQuiddy served in various financial, accounting and compliance roles of increasing responsibility with a number of private and public companies, including spending over five years as Vice President of SOX and SEC Reporting for a publicly traded home health company from May 2006 to October 2011. Mr. McQuiddy began his career in public accounting at PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

Date: June 21, 2019	By:	/s/ Joshua L. Proffitt
		Name:	Joshua L. Proffitt
		Title:	Chief Financial Officer